UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Fifth Street Finance Corp.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fifth Street Finance Corp.

10 Bank Street, 12th Floor

White Plains, New York 10606

February 15, 2012

To the Stockholders of Fifth Street Finance Corp.:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Fifth Street Finance Corp. to be held at our offices at 10 Bank Street, 12th Floor, White Plains, NY, 10606 on April 4, 2012, at 10:00 a.m., local time. Only stockholders of record at the close of business on February 6, 2012 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Details of the business to be conducted at the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the meeting. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, vote via the Internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting. Your vote and participation in our governance is very important to us.

Sincerely,

/S/ LEONARD M. TANNENBAUM

LEONARD M. TANNENBAUM,

Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 4, 2012.

Our proxy statement and annual report on Form 10-K for the year ended September 30, 2011 are available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To be Held at

10 Bank Street, 12th Floor

White Plains, New York 10606

April 4, 2012, 10:00 a.m., local time

To the Stockholders of Fifth Street Finance Corp.:

The 2012 Annual Meeting (the “Annual Meeting”) of Stockholders of Fifth Street Finance Corp., a Delaware corporation (the “Company”), will be held at our offices at 10 Bank Street, 12th Floor, White Plains, NY 10606 on April 4, 2012, at 10:00 a.m., local time. At the Annual Meeting, our stockholders will consider and vote on:

•	the election of two directors of the Company, each to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012;

•

a proposal to amend the investment advisory agreement between the Company and its investment adviser in order to change the structure of the income incentive fee payable to the investment adviser in a manner that would reduce the “hurdle rate” required for the investment adviser to earn, and be paid, the income incentive fee; and

•	such other business as may properly come before the Annual Meeting and any adjournments or postponements.

The nominees of the Board of Directors for election as directors are listed in the enclosed proxy statement. We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

Holders of record of our common stock as of the close of business on February 6, 2012, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet or telephone. Instructions are shown on the proxy card.

Please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet or telephone. Thank you for your support of Fifth Street Finance Corp.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

By order of the Board of Directors,

/S/ BERNARD D. BERMAN

BERNARD D. BERMAN,

President and Secretary

White Plains, New York

February 15, 2012

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

2

Fifth Street Finance Corp.

10 Bank Street, 12th Floor

White Plains, New York 10606

PROXY STATEMENT

2012 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2012 Annual Meeting of Stockholders (the “Annual Meeting”). We expect to first furnish this proxy statement and the accompanying form of proxy to stockholders on or about February 15, 2012. In this proxy statement, we refer to Fifth Street Finance Corp. as the “Company,” “FSC,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to FSC’s fiscal year, we mean the 12-month period ending September 30 or, if applicable, September 30 of the stated year (for example, fiscal year 2011 is October 1, 2010 through September 30, 2011).

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting on April 4, 2012 at 10:00 a.m., local time, at our offices at 10 Bank Street, 12th Floor, White Plains, NY 10606.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the accompanying annual report on Form 10-K for the year ended September 30, 2011 are also available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1. To elect two directors of the Company, each of whom will serve until the 2015 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company for the fiscal year ending September 30, 2012;

3. To amend the investment advisory agreement between the Company and its investment adviser, Fifth Street Management LLC (“Fifth Street Management” or the “investment adviser”), in order to change the structure of the income incentive fee payable to the investment adviser in a manner that would reduce the “hurdle rate” required for the investment adviser to earn, and be paid, the income incentive fee; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

Record Date and Voting Securities

The record date for the Annual Meeting is the close of business on February 6, 2012 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. All shares of common stock have equal voting rights and we do not have, nor does our restated certificate of incorporation authorize us to issue, any other class of equity security. As of December 31, 2011, 72,375,832 shares of common stock were outstanding.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you do not vote in person at the Annual Meeting or submit voting instructions to your broker, your broker may still be permitted to vote your shares on certain routine matters. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on proposals 1 or 3, the broker may not exercise discretion to vote for or against those proposals. These shares will not be counted as having been voted on the applicable proposal. With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or telephone are shown on the enclosed proxy card. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Annual Meeting to our secretary, Bernard Berman, at Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Votes Required

Election of directors.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each of the nominees as a director (i.e., the number of shares voted “for” each of the nominees must exceed the number of votes “against” each of the nominees). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Ratification of independent registered public accounting firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of PricewaterhouseCoopers LLP exceeds the number of votes “against” the ratification of the appointment of PricewaterhouseCoopers LLP). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect this proposal.

Amendment of the Company’s investment advisory agreement to reduce the “hurdle rate” required for the investment adviser to earn, and be paid, the income incentive fee.  The affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940 (the “1940 Act”), defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting. We have engaged Georgeson, Inc. to assist in the solicitation for a fee that we estimate to be approximately $20,000, though the costs could be lower or higher than our estimate. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing. We estimate that we will incur $110,000 in aggregate fees and expenses in connection with the solicitation of proxies for the Annual Meeting.

The Company’s Board of Directors has determined that it is appropriate for the Company to bear the entire expense of the solicitation even though proposal 3 seeks to change our investment advisory agreement with Fifth Street Management in a manner that is beneficial to Fifth Street Management (i.e., as opposed to requesting Fifth Street Management bear a portion of the expenses associated with the solicitation) because (i) the Company would have to solicit proxies from the Company’s stockholders relating to the other two proposals described in this proxy statement and pay the costs relating thereto even if stockholders were not being asked to approve proposal 3; and (ii) the Board believes that proposal 3 is in the best interests of the Company and its stockholders for the reasons noted elsewhere in this proxy statement and, as a result, that the expenditure of corporate funds relating to the solicitation of proxies in connection therewith is in the best interest of the Company and its stockholders.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors or officers of the Company or officers or employees of Fifth Street Management, our investment adviser (without special compensation therefor).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2011, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 72,375,832 shares of common stock outstanding as of December 31, 2011.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). Unless otherwise indicated, the address of all executive officers and directors is c/o Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606.

Name	Number of Shares Owned Beneficially	Percentage

Interested Directors:
Leonard M. Tannenbaum(1)	1,869,169	2.58%
Bernard D. Berman(2)	15,968	*
Independent Directors:
Brian S. Dunn(3)	9,000	*
Richard P. Dutkiewicz(3)	2,200	*
Byron J. Haney(4)	10,000	*
Frank C. Meyer	125,858	*
Douglas F. Ray	3,220	*
Executive Officers:
Alexander C. Frank	10,000	*
Ivelin M. Dimitrov	12,374	*
All officers and directors as a group (nine persons)	2,057,789	2.84%

*	Represents less than 1%.

(1)	The total number of shares reported includes 1,834,169 shares of which Mr. Tannenbaum is the direct beneficial owner (including 561,301 shares held in margin accounts) and 35,000 shares owned by the Leonard M. Tannenbaum Foundation, a 501(c)(3) corporation for which Mr. Tannenbaum serves as the president. With respect to the shares held by the Leonard M. Tannenbaum Foundation, Mr. Tannenbaum has sole voting and investment power over all such shares, but has no pecuniary interest therein.

(2)	Includes 15,600 shares held in margin accounts.

(3)	Shares are held in a brokerage account and may be used as security on a margin basis.

(4)	Includes 5,000 shares held in a margin account.

The following table sets forth, as of December 31, 2011, the dollar range of our equity securities that is beneficially owned by each of our directors and nominees for director. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)

Interested Directors:
Leonard M. Tannenbaum	Over $1,000,000
Bernard D. Berman	$100,001 — $500,000
Independent Directors:
Brian S. Dunn	$50,001 — $100,000
Richard P. Dutkiewicz	$10,001 — $50,000
Byron J. Haney	$50,001 — $100,000
Frank C. Meyer	Over $1,000,000
Douglas F. Ray	$10,001 — $50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $9.57 on December 30, 2011 on the NASDAQ Global Select Market.

(3)	The dollar range of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board. Pursuant to our Amended and Restated By-laws, the Board may modify the number of members of the board of directors provided that the number of directors will not be fewer than five or greater than nine and that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of seven members, of whom five are not “interested persons” of FSC, as defined in Section 2(a)(19) of the 1940 Act. The NASDAQ Stock Market (“NASDAQ”) requires that the Company maintain a majority of independent directors on the Board, and provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Under our charter, our directors are divided into three classes. Each class of directors will hold office for a three-year term, and until his or her successor is duly elected and qualified. At each Annual Meeting, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Tannenbaum and Berman have been nominated for re-election for three-year terms expiring in 2015. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. At our 2011 Annual Meeting, Messrs. Dunn and Haney were re-elected to our Board of Directors and no director received a withhold/against vote of 10% or greater.

A stockholder can vote for or against each of the nominees or abstain from voting. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the election of directors. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director have been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated as a replacement. The Board has no reason to believe that the persons named will be unable or unwilling to serve.

Our Board unanimously recommends a vote “FOR” this proposal.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

Nominees for election as directors to serve until our 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

			Director
Name	Age	Position	Since
Interested Directors
Bernard D. Berman	41	Director	2009
Leonard M. Tannenbaum	40	Chairman	2007

Continuing directors whose terms will expire at our 2013 Annual Meeting of Stockholders:

			Director
Name	Age	Position	Since
Independent Directors
Richard P. Dutkiewicz	56	Director	2010
Frank C. Meyer	68	Director	2007
Douglas F. Ray	44	Director	2007

Continuing directors whose terms will expire at our 2014 Annual Meeting of Stockholders:

			Director
Name	Age	Position	Since
Independent Directors
Brian S. Dunn	40	Director	2007
Byron J. Haney	51	Director	2007

Biographical information regarding our Board is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of Fifth Street Finance Corp., as defined in Section 2(a)(19) of the 1940 Act.

Executive Officers

The following persons serve as our executive officers in the following capacities:

Name	Age	Position
Leonard M. Tannenbaum	40	Chief Executive Officer
Bernard D. Berman	41	President, Chief Compliance Officer and Secretary
Alexander C. Frank	53	Chief Financial Officer
Ivelin M. Dimitrov	33	Chief Investment Officer

Biographical Information

Independent Directors

Brian S. Dunn.  Mr. Dunn has been a member of our Board of Directors since December 2007. Mr. Dunn has over 16 years of marketing, logistical and entrepreneurial experience. He founded and turned around direct marketing divisions for several consumer-oriented companies. Currently, he manages Little White Dog, Inc., a marketing firm that he founded. Mr. Dunn was the marketing director and chief operating officer for Lipenwald, Inc., a direct marketing company that markets collectibles and mass merchandise from June 2006 until May 2011. Lipenwald filed for bankruptcy in July 2011. Prior to that, from February 2001 to June 2006, he was sole proprietor of BSD Trading/Consulting. Mr. Dunn graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics.

Mr. Dunn’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with our Company. His experience as a marketing executive for several consumer-oriented companies provides guidance to our investor relations efforts. Mr. Dunn’s many experiences also make him skilled in leading committees requiring substantive expertise, including his role as chairman of the Board’s Nominating and Corporate Governance Committee. Mr. Dunn’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to our conclusion that Mr. Dunn should serve as a member of our Board.

Richard P. Dutkiewicz.  Mr. Dutkiewicz has been a member of our Board of Directors since February 2010. Since April 2010, Mr. Dutkiewicz has been the executive vice president and chief financial officer of Real Mex Restaurants, Inc., which filed for bankruptcy in October 2011. Mr. Dutkiewicz previously served as chief financial officer of Einstein Noah Restaurant Group, Inc. from October 2003 to April 2010. From May 2003 to October 2003, Mr. Dutkiewicz was vice president - information technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was vice president - finance, and chief financial officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was vice president - finance, chief financial officer, secretary and treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago. Mr. Dutkiewicz currently serves on the Board of Directors of Motor Sport Country Club Holdings, Inc., which sells balancing technology for rotating devices in the automotive industry.

Through his prior experiences as a vice president and chief financial officer at several public companies, including executive vice president and chief financial officer of Real Mex Restaurants, Inc. and chief financial officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with our Company. Mr. Dutkiewicz’s expertise, experience and skills closely align with our operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business. The foregoing qualifications led to our conclusion that Mr. Dutkiewicz should serve as a member of our Board.

Byron J. Haney.  Mr. Haney has been a member of our Board of Directors since December 2007. From October 2010 through October 2011, Mr. Haney served as a principal of Duggan Asset Management, L.L.C. where he was director of research. Prior to that, he served as chief operating officer of VSO Capital Management from March 2010 to October 2010. From 1994 until 2009, Mr. Haney worked for Resurgence Asset Management LLC, during which time he most recently served as managing director and chief investment officer. Mr. Haney previously served on the Board of Directors of Sterling Chemicals, Inc., and Furniture.com. Mr. Haney has more than 25 years of business experience, including having served as chief financial officer of a private retail store chain and as an auditor with Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Haney earned his B.S. in Business Administration from the University of California at Berkeley and his M.B.A. from the Wharton School of the University of Pennsylvania.

Through his extensive experiences as a senior executive, Mr. Haney brings business expertise, finance and risk assessment skills to his Board service with our Company. In addition, Mr. Haney’s past experience as an auditor greatly benefits our oversight of our quarterly and annual financial reporting obligations. Moreover, Mr. Haney’s knowledge of financial and accounting matters qualify him as the Board’s Audit Committee Financial Expert and chairman of the Audit Committee. Mr. Haney’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to our conclusion that Mr. Haney should serve as a member of our Board.

Frank C. Meyer.  Mr. Meyer has been a member of our Board of Directors since December 2007. Mr. Meyer is a private investor who was chairman of Glenwood Capital Investments, LLC, an investment adviser specializing in hedge funds, which he founded in January of 1988 and from which he resigned in January of 2004. As of October of 2000, Glenwood has been a wholly-owned subsidiary of the Man Group, PLC, an investment adviser based in England specializing in alternative investment strategies. Since leaving Glenwood in 2004, Mr. Meyer has focused on serving as a director for various companies. During his career, Mr. Meyer has served as an outside director on a several companies, including Quality Systems, Inc. (a public company specializing in software for medical and dental professionals), Bernard Technologies, Inc. (a firm specializing in development of industrial processes using chlorine dioxide), and Centurion Trust Company of Arizona (where he served as a non-executive chairman until its purchase by GE Financial). Currently, he is on the Board of Directors of Einstein Noah Restaurant Group, Inc., a firm operating in the quick casual segment of the restaurant industry, and United Capital Financial Partners, Inc., a firm that converts transaction-oriented brokers into fee-based financial planners. He is also on the Board of Directors of three investment funds run by Ferox Capital Management, Limited, an investment manager based in the United Kingdom that specializes in convertible bonds. Mr. Meyer received his B.A. and M.B.A. from the University of Chicago.

Mr. Meyer’s extensive investment experiences within the financial advisory industry provides our Company with broad and diverse knowledge concerning general business trends and the capital markets. Mr. Meyer’s experience and skills closely align with our business, and his lending and credit experience facilitates an in-depth understanding of risk associated with the structuring of investments. Mr. Meyer’s board related experiences makes him skilled in leading committees requiring substantive expertise. In addition, Mr. Meyer’s risk management expertise and credit related experience also qualify him to serve as chairman of our Valuation Committee. Mr. Meyer’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to our conclusion that Mr. Meyer should serve as a member of our Board.

Douglas F. Ray.  Mr. Ray has been a member of our Board of Directors since December 2007. Since August 1995, Mr. Ray has worked for Seavest Inc., a private investment and wealth management firm based in White Plains, New York. He currently serves as the president of Seavest Inc. Mr. Ray has more than 15 years experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast,

Inc., a luxury men’s apparel company. Prior to joining Seavest, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

Through his broad experience as an officer and director of several companies, in addition to skills acquired with firms engaged in investment banking, banking and financial services, Mr. Ray brings to our Company extensive financial and risk assessment abilities. Mr. Ray’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. Mr. Ray’s expertise and experience also qualify him to serve as chairman of the Compensation Committee. The foregoing qualifications led to our conclusion that Mr. Ray should serve as a member of our Board.

Interested Directors

Leonard M. Tannenbaum, CFA.  Mr. Tannenbaum has been our chief executive officer since October 2007 and the chairman of our Board of Directors since December 2007, and was our president from October 2007 through February 2010. He is also the managing partner of our investment adviser and serves on its investment committee. Since founding his first private investment firm in 1998, Mr. Tannenbaum has founded a number of private investment firms, including Fifth Street Capital LLC, and he has served as managing member of each firm. Prior to launching his first firm, Mr. Tannenbaum gained extensive small-company experience as an equity analyst for Merrill Lynch. In addition to serving on our Board of Directors, Mr. Tannenbaum currently serves on the Board of Directors of several private Greenlight Capital affiliated entities and has previously served on the Boards of Directors of several other public companies, including Einstein Noah Restaurant Group, Inc., Assisted Living Concepts, Inc. and WesTower Communications, Inc. Mr. Tannenbaum has also served on four audit committees and five compensation committees, of which he has acted as chairperson for one of such audit committees and four of such compensation committees. Mr. Tannenbaum graduated from the Wharton School of the University of Pennsylvania, where he received a B.S. in Economics. Subsequent to his undergraduate degree from the University of Pennsylvania, Mr. Tannenbaum received an M.B.A. in Finance from the Wharton School as part of the Submatriculation Program. He is a holder of the Chartered Financial Analyst designation and he is also a member of the Young Presidents’ Organization.

Through his broad experience as an officer and director of several private and public companies, in addition to skills acquired with firms engaged in investment banking and financial services, Mr. Tannenbaum brings to our Company a unique business expertise and knowledge of private equity financing as well as extensive financial and risk assessment abilities. Mr. Tannenbaum’s previous service on the Board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. Mr. Tannenbaum’s positions as chief executive officer of our Company, managing partner of our investment adviser and member of its investment committee provides the Board with a direct line of communication to, and direct knowledge of the operations of, our Company and our investment advisor, respectively. The foregoing qualifications led to our conclusion that Mr. Tannenbaum should serve as a member of our Board.

Bernard D. Berman.  Mr. Berman has been a member of our Board of Directors since February 2009. He has also been our president since February 2010, our chief compliance officer since April 2009 and our secretary since October 2007. Mr. Berman is also a partner of our investment adviser and serves on its investment committee. Mr. Berman is responsible for the operations of our Company. Prior to joining Fifth Street in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman graduated from Boston College Law School. He received a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to the Board and our Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing business development companies. Mr. Berman’s previous service on the Board also provides him with a specific understanding of our Company and its operations. The foregoing qualifications led to our conclusion that Mr. Berman should serve as a member of our Board.

Executive Officers Who Are Not Directors

Alexander C. Frank.  Mr. Frank has been our chief financial officer since September 2011. Prior to joining the Company, he served as a managing director and chief financial officer of Chilton Investment Company LLC, a global investment management firm, from September 2008 to March 2011. Mr. Frank was responsible for finance and operations infrastructure. Prior to that, Mr. Frank spent over 22 years at Morgan Stanley, having served as global head of institutional operations as well as global corporate controller and chief financial officer of U.S. broker/dealer operations. In his roles, he oversaw various securities infrastructure services, creating efficiencies throughout the organization, and managed all aspects of the internal and external financial control and reporting functions. He also oversaw the firm’s financing, capital planning, cash management and rating agency functions. Mr. Frank began his career at Arthur Andersen LLP before joining Morgan Stanley in 1985. He received an M.B.A. from the University of Michigan and a B.A. from Dartmouth College.

Ivelin M. Dimitrov, CFA.  Mr. Dimitrov has been our chief investment officer and the chief investment officer of our investment adviser since August 2011, and served as co-chief investment officer in these capacities since November 2010 and June 2010, respectively. He is also a partner of our investment adviser and serves on its investment committee. Mr. Dimitrov has over six years of experience structuring small and mid-cap transactions. Mr. Dimitrov joined our investment adviser in May 2005 and is responsible for the evaluation of new investment opportunities, deal structuring and portfolio monitoring, in addition to managing the investment adviser’s associate and analyst team. In addition, Mr. Dimitrov is the chairman of the investment adviser’s internal valuation committee. He has substantial experience in financial analysis, valuation and investment research. Mr. Dimitrov graduated from the Carroll Graduate School of Management at Boston College with an M.S. in Finance and has a B.S. in Business Administration from the University of Maine. He is also a holder of the Chartered Financial Analyst designation.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to us. Among other things, our Board of Directors approves the appointment of our investment adviser and our officers, reviews and monitors the services and activities performed by our investment adviser and our executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under our Amended and Restated By-laws, our Board of Directors may designate a chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. We do not have a fixed policy as to whether the chairman of the Board of Directors should be an independent director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and the best interests of our stockholders at such times. Our Board of Directors has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to our Corporate Governance Policy, whenever the chairman of the Board is not an independent director, the chairman of the Nominating and Corporate Governance Committee will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the independent directors and other directors who are not officers of the Company even though they may have another relationship to the Company or its management that prevents them from being independent directors).

Presently, Mr. Tannenbaum serves as the chairman of our Board of Directors and he is also our chief executive officer. We believe that Mr. Tannenbaum’s history with our Company, familiarity with its investment platform, and extensive knowledge of the financial services industry qualify him to serve as the chairman of our

Board of Directors. We believe that we are best served through this existing leadership structure, as Mr. Tannenbaum’s relationship with our investment adviser provides an effective bridge and encourages an open dialogue between management and our Board of Directors, ensuring that these groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the Board of Directors, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices includes regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a chief compliance officer, with whom the independent directors meet with in executive session, for administering our compliance policies and procedures. While certain non-management members of our Board of Directors currently participate on the boards of directors of other public companies, we do not view their participation as excessive or as interfering with their duties on our Board of Directors.

Board’s Role In Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (i) its four standing committees, which report to the entire Board of Directors and are comprised solely of independent directors, and (ii) active monitoring of our chief compliance officer and our compliance policies and procedures.

As described below in more detail, the Audit Committee, the Valuation Committee, the Compensation Committee and the Nominating and Corporate Governance Committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements. The Valuation Committee’s risk oversight responsibilities include establishing guidelines and making recommendations to our Board of Directors regarding the valuation of our loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of the Company’s chief financial officer and his staff, and the staff of the Company’s chief compliance officer. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board of Directors annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The chief compliance officer’s annual report addresses at a minimum (i) the operation of the compliance policies and procedures of the Company since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, the chief compliance officer meets separately in executive session with the independent directors.

We believe that the role of our Board of Directors in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Transactions with Related Persons

We have entered into an investment advisory agreement with Fifth Street Management, our investment adviser. Fifth Street Management is controlled by Leonard M. Tannenbaum, its managing member and the chairman of our Board and our chief executive officer. Pursuant to the investment advisory agreement, fees payable to our investment adviser will be equal to (a) a base management fee of 2.0% of the value of our gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (b) an incentive fee based on our performance. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement) and equals 20% of our “Incentive Fee Capital Gains,” which equals our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

The investment advisory agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. Since we entered into the investment advisory agreement in December 2007, we have paid our investment adviser $8.4 million, $13.7 million, $20.0 million and $36.5 million for the fiscal years ended September 30, 2008, 2009, 2010 and 2011 respectively, under the investment advisory agreement. Proposal 3, presented below, would amend the investment advisory agreement between the Company and its investment adviser in order to change the structure of the income incentive fee payable to the investment adviser in a manner that would reduce the “hurdle rate” required for the investment adviser to earn, and be paid, the income incentive fee.

Pursuant to the administration agreement with FSC, Inc., which is controlled by Mr. Tannenbaum, FSC, Inc. provides administrative services to the Company, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreement, FSC, Inc. also performs or oversees the performance of the Company’s required administrative services, which includes being responsible for the financial records which the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. In addition, FSC, Inc. assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company reimburses FSC, Inc. the allocable portion of overhead and other expenses incurred by FSC, Inc. in performing its obligations under the administration agreement, including rent and the Company’s allocable portion of the costs of compensation and related expenses of the Company’s chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, FSC, Inc. FSC, Inc. has voluntarily determined to forgo receiving reimbursement for the services performed for the Company by its chief compliance officer. However, although FSC, Inc. currently intends to forgo its right to receive such reimbursement, it is under no obligation to do so and may cease to do so at any time in the future. FSC, Inc. may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. The administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Since we entered into the administration agreement in December 2007, we have paid FSC, Inc. approximately $1.6 million, $1.3 million, $2.0 million $2.9 million and for the fiscal years ended September 30, 2008, 2009, 2010 and 2011, respectively, under the administration agreement.

We have also entered into a license agreement with Fifth Street Capital LLC pursuant to which Fifth Street Capital LLC has agreed to grant us a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, we have a right to use the “Fifth Street” name, for so long as Fifth Street Management LLC or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Fifth Street” name. Fifth Street Capital LLC is controlled by Mr. Tannenbaum, its managing member.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended September 30, 2011.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://www.fifthstreetfinance.com.

Our Corporate Governance Policy, Code of Business Conduct and Ethics, Code of Ethics and Board Committee charters are available at our corporate governance webpage at http://ir.fifthstreetfinance.com/governance.cfm and are also available to any stockholder who requests them by writing to our secretary, Bernard Berman, at Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary.

Director Independence

In accordance with rules of NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NASDAQ Listing Rules. Section 5605 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of the nominees, Bernard D. Berman and Leonard M. Tannenbaum. Messrs. Berman and Tannenbaum are interested persons of the Company due to their positions as officers of the Company. During its assessment of director independence, the Board of Directors also considered that Mr. Tannenbaum served as a director of Einstein Noah Restaurant Group, Inc. from March 1999 through September 2007, where Mr. Dutkiewicz served as the chief financial officer from October 2003 until March 2010. The Board of Directors determined that Mr. Tannenbaum’s prior position on the board of directors does not impair Mr. Dutkiewicz’s status as an independent director.

Annual Evaluation

Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes an annual questionnaire, as well as Board and Board committee discussion.

Board Meetings and Committees

Our Board met eight times during fiscal year 2011. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees are set forth below. Our directors are invited and encouraged to attend each Annual Meeting of Stockholders. One of our directors attended the 2011 Annual Meeting of Stockholders in person.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Audit Committee

The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. The members of the Audit Committee are Messrs. Dunn, Dutkiewicz, Haney and Meyer, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Haney serves as the chairman of the Audit Committee. Our Board of Directors has determined that Mr. Haney is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met four times during the 2011 fiscal year.

A charter of the Audit Committee is available in print to any stockholder who requests it and it is also available on the Company’s website at http://ir.fifthstreetfinance.com/governance.cfm.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of the Company’s chief financial officer and his staff, and the staff of the Company’s chief compliance officer. The current members of the Compensation Committee are Messrs. Dunn, Meyer and Ray, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Ray serves as the chairman of the Compensation Committee. As discussed below, none of our executive officers are compensated by the Company. The Compensation Committee met one time during the 2011 fiscal year.

A charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://ir.fifthstreetfinance.com/governance.cfm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of our management. The Nominating and Corporate Governance Committee considers nominees properly recommended by our stockholders. The members of the Nominating and Corporate Governance Committee are Messrs. Dunn, Haney and Ray, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Dunn serves as the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time during the 2011 fiscal year.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our Amended and Restated By-laws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for our board of directors by writing to: Board of Directors, Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the persons; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following facts:

•	the appropriate size and composition of our Board;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board;

•	the capacity and desire to serve as a member of our Board and to represent the balance, best interests of our stockholders as a whole;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and those of our stockholders. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the Board.

A charter of the Nominating and Corporate Governance Committee is available in print to any stockholder who requests it, and it is also available on the Company’s website at http://ir.fifthstreetfinance.com/governance.cfm.

Valuation Committee

The Valuation Committee establishes guidelines and makes recommendations to our Board regarding the valuation of our loans and investments. The Valuation Committee is presently composed of Messrs. Dutkiewicz, Haney, Meyer and Ray, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Meyer serves as the chairman of the Valuation Committee. The Valuation Committee met on six occasions during the 2011 fiscal year.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics which applies to, among others, our executive officers, including our Principal Executive Officer and Principal Financial Officer, as well as every officer, director and employee of the Company. Requests for copies should be sent in writing to Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606. The Company’s Code of Business Conduct and Ethics is also available on our website at http://ir.fifthstreetfinance.com/governance.cfm.

If we make any substantive amendment to, or grant a waiver from, a provision of our Code of Business Conduct and Ethics, we will promptly disclose the nature of the amendment or waiver on our website at http://ir.fifthstreetfinance.com/governance.cfm as well as file a Form 8-K with the Securities and Exchange Commission.

Executive Compensation

None of our executive officers receive direct compensation from us. The compensation of the principals and other investment professionals of our investment adviser are paid by our investment adviser. Further, we are prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to our officers, directors and employees. Compensation paid to our chief financial officer, is set by our administrator, FSC, Inc., and is subject to reimbursement by us of an allocable portion of such compensation for services rendered to us. FSC, Inc. has voluntarily determined to forgo receiving reimbursement for the services performed for us by our chief compliance officer, Bernard D. Berman. However, although FSC, Inc. currently intends to forgo its right to receive such reimbursement, it is under no obligation to do so and may cease to do so at any time in the future. During fiscal year 2011, we reimbursed FSC, Inc. approximately $1.7 million for the allocable portion of compensation expenses incurred by FSC, Inc. on behalf of our chief financial officer and other support personnel, pursuant to the administration agreement with FSC, Inc.

Director Compensation

The following table sets forth compensation of the Company’s directors for the year ended September 30, 2011.

Name	Fees Earned or Paid in Cash(1)(2)	Total

Interested Directors
Bernard D. Berman	—	—
Leonard M. Tannenbaum	—	—
Independent Directors
Brian S. Dunn	$91,500	$91,500
Richard P. Dutkiewicz	$72,000	$72,000
Byron J. Haney	$110,000	$110,000
Frank C. Meyer	$90,000	$90,000
Douglas F. Ray	$88,500	$88,500

(1) For a discussion of the independent directors’ compensation, see below.

(2) We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

For the fiscal year ended September 30, 2011 the independent directors received an annual retainer fee of (i) $20,000, if the director was not on any committee and attended at least 75% of the meetings held during the year, (ii) $40,000, if the director was on one committee and attended at least 75% of the meetings held during the year, (iii) $50,000, if the director was on two committees and attended at least 75% of the meetings held during the year, or (iv) $60,000, if the director was on three committees and attended at least 75% of the meetings held during the year. In addition, the independent directors received $2,500 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting. The independent directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a Board meeting.

In addition, the chairman of the Audit Committee and the chairman of the Valuation Committee each received an annual retainer of $20,000, while the chairman of the Nominating and Corporate Governance Committee and the Compensation Committee each received an annual retainer of $5,000. No compensation was paid to directors who are interested persons of us as defined in the 1940 Act.

Effective as of October 1, 2011, the annual retainer fee received by the independent directors was amended to (i) $20,000, payable once per year if an independent director not on any committee attends at least 75% of the meetings held during the previous year, (ii) $50,000, payable once per year if an independent director on one committee attends at least 75% of the meetings held the previous year, (iii) $65,000, payable once per year if an independent director on two committees attends at least 75% of the meetings held the previous year, and (iv) $75,000, payable once per year if an independent director on three committees attends at least 75% of the meetings held the previous year. In addition, the annual retainer for the chairman of the Audit Committee and the chairman of the Valuation Committee was reduced to $15,000.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR

Upon the recommendation of the Audit Committee of the Board, the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending September 30, 2012, subject to ratification by our stockholders.

On February 11, 2010, the Board dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The Board’s decision to dismiss Grant Thornton was recommended by the Audit Committee of the Board.

Grant Thornton’s reports on the Company’s financial statements for the fiscal years ended September 30, 2008 and 2009, which expressed an unqualified opinion and contained an explanatory paragraph relating to the adoption of ASC 820 — “Fair Value Measurements and Disclosures,” contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2008 and 2009 and through February 11, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of such disagreements in its reports on the financial statements for such years.

During the fiscal years ended September 30, 2008 and 2009 and through February 11, 2010, there were two reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Grant Thornton reported that the Company had material weaknesses in its internal control over financial reporting related to deficiencies in the accounting and financial reporting controls in connection with the audit of the Company’s financial statements as of September 30, 2007 and the review of the Company’s interim financial information as of March 31, 2008. Specifically, the Company did not have the necessary resources and expertise in its accounting function, which resulted in (i) ineffective controls over the valuation of the portfolio investments resulting in a significant audit adjustment (ii) certain underlying information used in the preparation of the financial statements and related disclosures being inaccurate and not corrected during its review process; and (iii) incomplete and omitted disclosures in the notes to its financial statements, which are required by U.S. generally accepted accounting principles, or GAAP. In addition, the material weaknesses also related to the Company’s compliance with the asset diversification requirements imposed on regulated investment companies under Subchapter M of the Internal Revenue Code.

Subsequently, the Company remediated the material weaknesses and concluded that its internal control over financial reporting was effective as of September 30, 2009 (as previously disclosed in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009). In connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, Grant Thornton issued an attestation report on the Company’s internal control over financial reporting and concluded that the Company maintained effective internal control over financial reporting in all material respects as of September 30, 2009, based on criteria established in Internal Control — Integrated Framework issued by Committee of Sponsoring Organizations of the Treadway Commission.

The Company also disclosed in its quarterly report on Form 10-Q for the quarter ended December 31, 2009, that it had identified a significant deficiency in its internal control over financial reporting with respect to its research and application of GAAP. The Company subsequently remediated this significant deficiency. In connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, PwC issued an attestation report on the Company’s internal control over financial reporting and concluded that the Company maintained effective internal control over financial reporting in all material respects as of September 30, 2010, based on criteria established in Internal Control — Integrated Framework issued by Committee of Sponsoring Organizations of the Treadway Commission. PwC issued a similar attestation report for the fiscal year ended September 30, 2011.

The Company requested Grant Thornton to provide it with a letter addressed to the SEC stating whether or not Grant Thornton agreed with the above disclosures and Grant Thornton provided this letter.

In November 2009, the Audit Committee of the Board conducted a review of the selection of the Company’s independent registered public accounting firm. As part of this process, the Company contacted two other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. Specifically, the Company sought detailed information about their experience auditing other BDCs that have elected to be taxed as regulated investment companies. The Company contacted these two other independent registered public accounting firms for the audit of its annual financial statements for the fiscal year ending September 30, 2010.

On February 11, 2010, upon the recommendation of the Audit Committee of the Board, the Board engaged PwC to serve as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2010.

During the fiscal years ended September 30, 2008 and 2009 and through February 11, 2010, the date of engagement of PwC, neither the Company, nor any person on its behalf, consulted with PwC with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by PwC to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue.

It is expected that a representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by PwC for the fiscal years ended September 30, 2010 and 2011.

	2010(1)	2011
Audit Fees	$475,000	$540,000
Audit-Related Fees	97,000	225,000
Aggregate Non-Audit Fees:
Tax Fees	108,000	128,000
All Other Fees	—	—
Total Aggregate Non-Audit Fees	108,000(2)	128,000(3)

Total Fees	$680,000	$893,000

(1) From February 11, 2010 through September 30, 2010.

(2) Non-audit fees represent 15.9% of total fees.

(3) Non-audit fees represent 14.3% of total fees.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect this proposal.

Our Board unanimously recommends a vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” Proposal 2 unless otherwise instructed.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2011 and as of and for the year ended September 30, 2011. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T. The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee of the Board has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended September 30, 2011, be included in the

Company’s Annual Report on Form 10-K for the year ended September 30, 2011, for filing with the SEC. The Audit Committee also recommended the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2012.

Audit Committee

Byron J. Haney, Chairman

Brian S. Dunn, Member

Richard P. Dutkiewicz, Member

Frank C. Meyer, Member

PROPOSAL 3 – APPROVAL OF AMENDMENT TO LOWER HURDLE RATE UNDER

OUR INVESTMENT ADVISORY AGREEMENT

We are seeking approval of an amendment to our current investment advisory agreement (the “Existing Agreement”) that would change the structure of the income incentive fee in a manner that would reduce the “hurdle rate” required for our investment adviser to earn, and be paid, the income incentive fee. This proposed amendment is referred to herein as the “Hurdle Amendment” and the investment advisory agreement, as amended by the Hurdle Amendment, is referred to herein as the “Amended Agreement.” A copy of the incentive fee provision of the Existing Agreement is attached as Appendix A to this proxy statement and is marked to show the changes proposed by the Hurdle Amendment.

At an in-person meeting of the Board held on January 17, 2012, the Board, including a majority of the independent directors, approved the Hurdle Amendment as being in the best interests of the Company and our stockholders. The Board then directed that the Hurdle Amendment be submitted to the Company’s stockholders for approval with the Board’s recommendation that the stockholders vote to approve the Hurdle Amendment.

Overview of the Existing Agreement

Our investment adviser, Fifth Street Management, is registered as an investment adviser under the Investment Advisers Act of 1940, or the “Advisers Act.” Our investment adviser serves pursuant to an investment advisory agreement in accordance with the 1940 Act.

Fees

We pay our investment adviser a fee for its services under the investment advisory agreement consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee payable to our investment adviser and any incentive fees earned by our investment adviser will ultimately be borne by our common stockholders.

Base Management Fee

The base management fee compensates our investment adviser for its work in identifying, evaluating, negotiating, executing and servicing our investments, and is calculated at an annual rate of 2% of our gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents. The base management fee is payable quarterly in arrears, and is calculated based on the value of our gross assets at the end of each fiscal quarter, and appropriately adjusted on a pro rata basis for any equity capital raises or repurchases during such quarter. The base management fee for any partial month or quarter will be appropriately prorated.

Incentive Fee

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our “Pre-Incentive Fee Net Investment Income” for the immediately preceding fiscal quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement with FSC, Inc., and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 2% per quarter (8% annualized), subject to a “catch-up” provision measured as of the end of each fiscal quarter. Our net investment income used to calculate this part of the incentive fee is also included in the amount of our gross assets used to calculate the 2% base management fee. The operation of the incentive fee with respect to our Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•

no incentive fee is payable to the investment adviser in any fiscal quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 2% (the “preferred return” or “hurdle”);

•

100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any fiscal quarter (10% annualized) is payable to the investment adviser. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) as the “catch-up.” The “catch-up” provision is intended to provide our investment adviser with an incentive fee of 20% on all of our Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when our Pre-Incentive Fee Net Investment Income exceeds 2.5% in any fiscal quarter; and

•

20% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any fiscal quarter (10% annualized) is payable to the investment adviser once the hurdle is reached and the catch-up is achieved.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Income Incentive Fee Based on Pre-Incentive Fee Net Investment Income (Existing Agreement)

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets)

Percentage of Pre-Incentive Fee Net Investment Income

allocated to income-related portion of incentive fee

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date) and equals 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees, provided that, the incentive fee determined as of September 30, 2008 was calculated for a period of shorter than twelve calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from inception.

Payment of Our Expenses

Our primary operating expenses are the payment of a base management fee and any incentive fees under the investment advisory agreement and the allocable portion of overhead and other expenses incurred by FSC, Inc. in performing its obligations under the administration agreement. Our investment management fee compensates our investment adviser for its work in identifying, evaluating, negotiating, executing and servicing our investments. We bear all other expenses of our operations and transactions, including (without limitation) fees and expenses relating to:

•	offering expenses;

•	the investigation and monitoring of our investments;

•	the cost of calculating our net asset value;

•	the cost of effecting sales and repurchases of shares of our common stock and other securities;

•	management and incentive fees payable pursuant to the investment advisory agreement;

•	fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms);

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events);

•	federal and state registration fees;

•	any exchange listing fees;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	brokerage commissions;

•	costs of proxy statements, stockholders’ reports and notices;

•	costs of preparing government filings, including periodic and current reports with the SEC;

•	fidelity bond, liability insurance and other insurance premiums; and

•

printing, mailing, independent accountants and outside legal costs and all other direct expenses incurred by either our investment adviser or us in connection with administering our business, including payments under the administration agreement that will be based upon our allocable portion of overhead and other expenses incurred by FSC, Inc. in performing its obligations under the administration agreement and the compensation of our chief financial officer and chief compliance officer, and their staff. FSC, Inc. has voluntarily determined to forgo receiving reimbursement for the services performed for us by our chief compliance officer, Bernard D. Berman. However, although FSC, Inc. currently intends to forgo its right to receive such reimbursement, it is under no obligation to do so and may cease to do so at any time in the future.

Duration and Termination

The investment advisory agreement was first approved by the Board on December 13, 2007 and by a majority of the limited partners of Fifth Street Mezzanine Partners III, L.P. through a written consent first solicited on December 14, 2007. On March 14, 2008, the Board, including all of the directors who are not “interested persons” as defined in the 1940 Act, approved an amendment to the investment advisory agreement that revised the investment advisory agreement to clarify the calculation of the base management fee. Such amendment was also approved by a majority of our outstanding voting securities through a written consent first solicited on April 7, 2008. At a meeting of the Board held on March 1, 2011, the Board, including a majority of the independent directors, approved the annual continuation of the investment advisory agreement, and then on May 2, 2011, the investment advisory agreement was further amended, as approved by the Board, to exclude management fees on any assets held in the form of cash and cash equivalents. Unless earlier terminated as described below, the investment advisory agreement, as amended, will remain in effect from year-to-year if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The investment advisory agreement will automatically terminate in the event of its assignment. The investment advisory agreement may be terminated by either party without penalty upon not more than 60 days’ written notice to the other. The investment advisory agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

Indemnification

The investment advisory agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, our investment adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our investment adviser’s services under the investment advisory agreement or otherwise as our investment adviser.

Organization of our Investment Adviser

Our investment adviser is a Delaware limited liability company that registered as an investment adviser under the Advisers Act. Fifth Street Management is controlled by Leonard M. Tannenbaum, its managing member and the chairman of our Board and chief executive officer. Also, Bernard D. Berman, our president, secretary and chief compliance officer, and Ivelin M. Dimitrov, our chief investment officer, are partners of our investment adviser. Each of these officers holds a comparable position at our investment adviser, and Messrs. Tannenbaum, Berman and Dimitrov are members of the investment committee of our investment adviser. The principal business address of our investment adviser, as well as each of the persons referred to in this paragraph in their capacity at our investment adviser, is 2 Greenwich Office Park, 2nd Floor, Greenwich, CT 06831.

Certain of our officers and directors have indirect ownership and financial interests in affiliates of our investment adviser. Certain of our officers and directors also serve as principals of other investment managers affiliated with our investment adviser that manage investment funds with investment objectives similar to ours. In addition, certain of our officers and directors and the members of the investment committee of our investment adviser serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as we do or of investment funds managed by our affiliates.

The Hurdle Amendment

The Hurdle Amendment will lower the quarterly hurdle rate used in calculating the income-related portion of the incentive fee from 2.0% (or 8.0% annually) to 1.75% (or 7.0% annually) and adjust the related quarterly catch-up hurdle rate from 2.5% to 2.1875% (or from 10.0% to 8.75% annually).

A copy of the incentive fee provision of the Existing Agreement is attached as Appendix A to this proxy statement and is marked to show the changes proposed by the Hurdle Amendment.

The following paragraphs briefly summarize some important provisions of the Hurdle Amendment, but for a complete understanding of this amendment you should read Appendix A. The Board recommends that our stockholders approve the Hurdle Amendment, which includes the proposed decrease in the quarterly income hurdle rate from 2.0% to 1.75% (or from 8.0% annually to 7.0% annually) (and the corresponding decrease in the quarterly catch-up hurdle rate from 2.5% to 2.1875% (or from 10.0% annually to 8.75% annually)). If the Hurdle Amendment goes into effect, our investment adviser may be eligible to receive an income incentive fee for Pre-Incentive Fee Net Investment Income earlier, and potentially in higher amounts, than it would have received under the Existing Agreement, if at all.

Under the Hurdle Amendment, we would pay our investment adviser the income-related portion of the incentive fee in each calendar quarter as follows:

•	no incentive fee is payable to the investment adviser in any fiscal quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.75%;

•

100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.1875% in any fiscal quarter (8.75% annualized) is payable to the investment adviser. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.1875%) as the “catch-up.” The “catch-up” provision is intended to provide our investment adviser with an incentive fee of 20% on all of our Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when our Pre-Incentive Fee Net Investment Income exceeds 1.75% in any fiscal quarter; and

•

20% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized) is payable to the investment adviser once the hurdle is reached and the catch-up is achieved.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee, as amended by the Hurdle Amendment:

Quarterly Income Incentive Fee Based on Pre-Incentive Fee Net Investment  Income (Amended Agreement)

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets)

Percentage of Pre-Incentive Fee Net Investment Income

allocated to income-related portion of incentive fee

Examples

The examples below compare the calculation of the income-related portion of the incentive fee under the Existing Agreement and under the Amended Agreement.

Assumptions

•	Management fee(1) = 0.50%
•	Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.20%

(1) Represents a quarter of the 2.0% annualized management fee.

(2) Excludes offering expenses.

Alternative 1: Pre-Incentive Fee Net Investment Income does not exceed 1.75% quarterly hurdle proposed by the Hurdle Amendment (7.0% annualized)

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.25%
•	Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 0.55%

Alternative 1a: Existing Agreement

Additional Assumption

•	Hurdle rate = 2.00% (represents a quarter of the 8.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no incentive fee.

Alternative 1b: Amended Agreement

Additional Assumption

•	Hurdle rate = 1.75% (represents a quarter of the 7.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no incentive fee.

Alternative 2: Pre-Incentive Fee Net Investment Income exceeds (i) 1.75% quarterly hurdle rate proposed by the Hurdle Amendment (7.0% annualized) and (ii) 2.00% quarterly Existing Agreement hurdle rate (8.0% annualized), but does not exceed 2.50% Existing Agreement quarterly catch-up (10.0% annualized)

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.90%
•	Pre-Incentive Fee Net Investment Income (investment income) - (management fee + other expenses) = 2.20%

Alternative 2a: Existing Agreement

Additional Assumption

•	Hurdle rate = 2.00% (represents a quarter of the 8.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income exceeds hurdle rate, therefore there is an incentive fee.

Income Incentive Fee	=	100% × “Catch-up” + the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income - 2.50%))
	=	(100% × (2.20% - 2.00%)) + 0%
	=	100% × 0.20%
	=	0.2%

Alternative 2b: Amended Agreement

Additional Assumption

•	Hurdle rate = 1.75% (represents a quarter of the 7.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income exceeds hurdle rate, therefore there is an incentive fee.

Income Incentive Fee	=	100% × “Catch-up” + the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income - 2.1875%))
	=	(100% × (2.1875% - 1.75%)) + (20% x (2.20% - 2.1875%))
	=	0.4375% + (20% x .0125%)
	=	0.4375% + 0.0025%
	=	0.44%

Alternative 3—Pre-Incentive Fee Net Investment Income exceeds 1.75% quarterly hurdle rate proposed by the Hurdle Amendment (7.0% annualized) but does not exceed 2.00% quarterly Existing Agreement hurdle rate (8.0% annualized)

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.60%
•	Pre-Incentive Fee Net Investment Income ((investment income) - (management fee + other expenses)) =1.90%

Alternative 3a: Existing Agreement

Additional Assumption

•	Hurdle rate = 2.00% (represents a quarter of the 8.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no incentive fee.

Alternative 3b: Amended Agreement

Additional Assumption

•	Hurdle rate = 1.75% (represents a quarter of the 7.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income exceeds hurdle rate, therefore there is an incentive fee.

Income Incentive Fee	=	100% × “Catch-up” + the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income - 2.1875%))
	=	(100% × (1.90% - 1.75%)) + 0%
	=	100% × 0.15%
	=	0.15%

Alternative 4—Pre-Incentive Fee Net Investment Income exceeds 1.75% quarterly hurdle proposed by the Hurdle Amendment (7.0% annualized) and exceeds 2.50% Existing Agreement quarterly catch-up (10.0% annualized)

Additional Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 3.50%
•	Pre-Incentive Fee Net Investment Income (investment income - (management fee + other expenses)) = 2.80%

Alternative 4a: Existing Agreement

Additional Assumption

•	Hurdle rate = 2.00% (represents a quarter of the 8.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income exceeds hurdle rate, therefore there is an incentive fee.

Income Incentive Fee	=	100% × “Catch-up” + the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income - 2.50%))
	=	(100% × (2.50% - 2.00%)) + (20% × (2.80% - 2.50%))
	=	0.50% + (20% × 0.30%)
	=	0.50% + 0.06%
	=	0.56%

Alternative 4b: Amended Agreement

Additional Assumption

•	Hurdle rate = 1.75% (represents a quarter of the 7.0% annualized hurdle rate)

Pre-Incentive Fee Net Investment Income exceeds hurdle rate, therefore there is an incentive fee.

Income Incentive Fee	=	100% × “Catch-up” + the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income - 2.1875%))
	=	(100% × (2.1875% - 1.75%)) + (20% × (2.80% - 2.1875%))
	=	0.4375% + (20% × 0.6125%)
	=	0.4375% + 0.1225%
	=	0.56%

Fees Payable to Our Investment Adviser

If the Hurdle Amendment goes into effect and remains in effect, it permanently increases the probability that our investment adviser will be eligible to receive an incentive fee for Pre-Incentive Fee Net Investment Income earlier, and in higher amounts, than it would have received under the Existing Agreement, if at all. It is also important to note that the reduction in the quarterly hurdle rate from 2.00% (or annualized 8.0%) to 1.75% (or annualized 7.0%) would allow the investment adviser to obtain the benefits of the “Catch-up” provision contained in the investment advisory agreement earlier than it would have been entitled to under the Existing Agreement (i.e., the investment adviser would receive 100% of the Pre-Incentive Fee Net Investment Income, which is expressed as a percentage of the value of our net assets, from 1.75% (or 7.0% annualized) to 2.1875% (or 8.75% annualized) under the Hurdle Amendment as compared to from 2.00% (or 8.0% annualized) to 2.5% (or 10.0% annualized) under the Existing Agreement).

The table below compares the annual investment advisory fees under the Existing Agreement for the year ended September 30, 2011 to the pro forma annual investment advisory fees assuming the new hurdle rates provided for in the Hurdle Amendment had been in effect for the year ended September 30, 2011.

Annual Investment Advisory Fees (in thousands)	Existing Agreement	Pro forma for the Hurdle Amendment	Difference

Incentive Management Fees(1)	$16,782	$16,782	0%

Base Management Fees	$19,656	$19,656	0%

Total Operating Expenses	$59,518	$59,518	0%

(1) Because we exceeded the existing Catch-up Hurdle Rate of 2.50% (or annualized 10.0%) for each quarter in the year ended September 30, 2011, reducing the quarterly hurdle rate from 2.00% (or annualized 8.0%) to 1.75% (or annualized 7.0%) as contemplated by the Hurdle Amendment would not have impacted the amount of the income incentive fees payable to our investment adviser by us in the year ended September 30, 2011.

The following table illustrates the differing amounts of income incentive fee that would be earned quarterly by the investment adviser, assuming the Company holds $700 million in net assets and earns varying amounts of Pre-Incentive Fee Net Investment Income, if the Hurdle Amendment goes into effect as compared to if the Existing Agreement remains in effect.

(dollars in thousands)		PROPOSED	EXISTING
Dollar Amount of Quarterly Pre- Incentive Fee Net Investment Income	Pre-Incentive Fee Net Investment Income Expressed as a Percentage of Value of the Company’s Net Assets	Dollar Amount of Quarterly Income Incentive Fee Payable to Investment Adviser under Amended Amendment	Dollar Amount of Quarterly Income Incentive Fee Payable to Investment Adviser under Existing Agreement
$12,250	1.75%	$ 0	$ 0
$14,000	2.00%	$1,750	$ 0
$15,400	2.20%	$3,080	$1,400
$16,800	2.40%	$3,360	$2,800
$17,500	2.50%	$3,500	$3,500
$18,200	2.60%	$3,640	$3,640

Reasons for the Hurdle Amendment

As discussed above, the Existing Agreement provides for the payment of a fee comprised of two components: a base management fee and an incentive fee.

Our investment adviser has reviewed the comparative data with respect to services rendered, advisory fees (including base management fees and incentive fees) and financial performance of other BDCs with a similar combination of total asset size and investment objectives and has noted the growing competition for skilled investment professionals. In addition, the investment adviser considered the Company’s performance, including profitability and credit performance, achieved as a result of the investment adviser’s strategy of seeking the most attractive risk adjusted returns in the market at the time of investment.

As a result, our investment adviser proposed the Hurdle Amendment to the Existing Agreement’s incentive fee structure to the Board to reduce the “hurdle rate” used to determine whether our investment adviser will earn and be entitled to cash payment of the income incentive fee. We believe that the Hurdle Amendment better aligns our and our investment adviser’s interests by removing disincentives for our investment adviser to invest in senior assets with lower absolute, yet higher risk-adjusted, returns, when market conditions warrant and make such investments due to a lower probability of default compared to higher yielding junior assets (e.g., when higher leverage levels, lower required equity contributions and/or lower pricing exists). Further, the Board took into account our investment adviser’s successful implementation of this strategy in the past, as well as the current low interest rate environment. We believe aligning the interests of the Company and our investment adviser in a market where many of our BDC competitors pay incentive fees to their investment advisers based on 7.0% hurdle rates may assist our investment adviser to retain and compete for skilled investment professionals.

Board Consideration and Approval of the Hurdle Amendment and Amended Agreement

Board Consideration and Approval of the Hurdle Amendment

At an in-person meeting of the Board held on January 17, 2012, the Board members present, including a majority of the independent directors, approved the Hurdle Amendment. The independent directors consulted with counsel in executive session regarding the approval of the Hurdle Amendment.

In determining that the approval of the Hurdle Amendment and the submission thereof to the Company’s stockholders for approval was in the best interests of the Company and our stockholders, the Board reviewed the information set forth above as well as the information set forth below.

The Board noted that if the Hurdle Amendment goes into effect, our investment adviser may be eligible to receive an income incentive fee for Pre-Incentive Fee Net Investment Income earlier (and potentially in higher amounts in the event we do not exceed the catch-up hurdle rate) than it would have under the Existing Agreement. However, the Board noted that the lower hurdle rates better align our and the investment adviser’s interests by removing disincentives for our investment adviser, where market conditions warrant it (for instance where higher leverage levels, lower required equity contributions and tighter pricing exists), from seeking to invest in senior assets with lower absolute, yet potentially higher risk-adjusted, returns due to a lower probability of defaults when compared to higher yielding junior assets. In particular, the Board considered the Company’s performance, including profitability and credit performance, achieved as a result of our investment adviser’s continued strategy of seeking the most attractive long-term risk adjusted returns in the market at the time of investment. The Board noted the desirability of setting the correct parameters to evaluate risk and best align our interests and the interests of our investment adviser, particularly given the volatility of the markets during the past several years.

The Board also noted that several competitors, including Apollo Investment Corporation, Ares Capital Corporation, Prospect Capital Corporation, Solar Capital Ltd. and PennantPark Investment Corporation, currently pay incentive fees to their respective investment advisers based on 7.0% hurdle rates. The Board noted that in a market where investment risk is increasing (as evidenced by increasing leverage and lower pricing) and where many of our BDC competitors pay incentive fees to their investment advisers based on 7.0% hurdle rates, better aligning the interests of the Company and our investment adviser may assist our investment adviser to retain and compete for skilled investment professionals.

Board Consideration and Approval of the Amended Agreement

By unanimously approving the Hurdle Amendment at its meeting on January 17, 2012, the Board also approved the Amended Agreement. In reaching its decision, the Board reviewed a significant amount of information and considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by Fifth Street Management;

•	the fee structures of comparable externally managed business development companies that engage in similar investing activities;

•	our projected operating expenses and expense ratio compared to business development companies with similar investment objectives;

•

any existing and potential sources of indirect income to Fifth Street Management from its relationship with us and the profitability of that relationship, including through the investment advisory agreement;

•	information about the services to be performed and the personnel performing such services under the investment advisory agreement;

•	the organizational capability and financial condition of Fifth Street Management and its affiliates; and

•	various other matters.

In particular, in approving the Amended Agreement, the Board, including a majority of the independent directors, made the following determinations:

•

Nature, Extent and Quality of Services.  The Board considered the nature, extent and quality of the investment selection process employed by our investment adviser, including the flow of transaction opportunities, research expertise and diligence procedures, credit recommendation process, investment structuring, and ongoing relationships with and monitoring of portfolio companies, in light of the investment objective of the Company. The Board also considered our investment adviser’s personnel and their prior experience in connection with the types of investments made by us, including such personnel’s network of relationships with intermediaries focused on middle-market companies. The Board also considered the benefit and increasing costs of our investment adviser of continuing to be able to recruit and retain top talent. In addition, the Board considered the other terms and conditions of the Amended Agreement. The Board determined that the substantive terms of the Amended Agreement (other than the fees payable thereunder, which the Board reviewed separately), including the services to be provided, are generally the same as those of comparable BDCs described in the available market data. In addition, the Board considered the fact that the Company would have the ability to terminate the Amended Agreement without penalty upon 60 days’ written notice to our investment adviser. The Board further determined that our investment adviser is served by a dedicated origination, transaction development and investment team of investment professionals, and that these investment professionals have historically focused on investments in middle-market companies and have developed an investment evaluation process and an extensive network of relationships with financial sponsors and intermediaries focused on middle-market companies, which experience and relationships coincide with our investment objective and generally equal or exceed those of the management teams or investment advisers of other comparable BDCs described in the available market data.

•

Investment Performance.  The Board reviewed the long-term and short-term investment performance of the Company and our investment adviser, as well as comparative data with respect to the long-term and short-term investment performance of other externally managed BDCs and their investment advisers. The Board determined that our investment adviser was delivering results consistent with the investment objective of the Company and that our investment performance was generally above average when compared to comparable BDCs. The Board further determined that in light of the performance history of the Company, our investment adviser’s extensive experience with our particular investment objectives and policies and our investment adviser’s commitment to the Company, the investment performance of the Company was likely to remain consistent with the approval of the Amended Agreement and noted that the Hurdle Amendment was being approved for the reasons described in more detail above.

•

Costs of the Services Provided to the Company.  The Board considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including the base management fee and incentive fees (including hurdle rates)) of other BDCs with similar investment objectives, our operating expenses and expense ratios compared to other BDCs of similar size and with similar investment objectives, as well as the administrative services that our administrator will provide to us at cost. The Board also considered numerical examples of the calculation of the fees that would be payable if the Hurdle Amendment was approved. Based upon its review, the Board determined that the fees to be paid under the Amended Agreement are generally similar to those payable under agreements of comparable BDCs described in the available market data.

•

Economies of Scale.  The Board considered information about the potential for our stockholders to experience economies of scale as the Company grows in size. The Board considered that the private debt business is one of the least scalable businesses because it requires additional resources as it grows and also considered that although there are no break points in our investment adviser’s fees, benefits resulting from the growth in our assets where our fixed costs did not increase proportionately would still inure to the benefit of the stockholders. Therefore, the Board determined that the advisory fee structure with respect to the Amended Agreement was reasonable and that no changes were currently necessary to reflect economies of scale.

•

Estimated Pro Forma Profitability of the Investment Adviser.  The Board considered information about our investment adviser’s budget and determined that, based on the information available to the Board, our investment adviser’s estimated pro forma profitability with respect to managing the

Company was likely equal to or less than the profitability of investment advisers managing comparable BDCs though the Board noted that no market data was available for such advisers. The Board noted that it was relying, in particular, on the fact that (i) the management fee payable to our investment adviser is 2.0% (similar to many of our competitors) and is not paid on cash or cash equivalents held by the Company (unlike some of our competitors), (ii) the income incentive fee payable to our investment adviser is 20.0%, subject to the hurdle rate (similar to many of our competitors) and (iii) the capital gains incentive fee payable to our investment adviser is 20.0% (similar to many of our competitors).

In view of the wide variety of factors that the Board considered in connection with its evaluation of the Amended Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Conclusion

Based on its evaluation and consideration, including the information reviewed as described herein and the discussions at the meeting and with outside counsel during executive session, the Board, including a majority of the independent directors, determined that the Hurdle Amendment and Amended Agreement, including the fees, are fair and reasonable in relation to the services to be provided and approved the Hurdle Amendment and Amended Agreement as being in the best interests of the Company and our stockholders.

The Board then directed that the Hurdle Amendment be submitted to stockholders for approval with the Board’s recommendation that the stockholders of the Company vote to approve the Hurdle Amendment.

The affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve this proposal. For purposes of this proposal, the 1940 Act, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

If our stockholders approve this proposal, the Amended Agreement will remain in full force and effect for one year from the date of the annual meeting, and will automatically renew for successive annual periods thereafter, but only so long as such continuance is specifically approved at least annually by both (i) the Board or by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company, and (ii) the vote of a majority of those directors of the Company who are not parties to the Amended Agreement, or “interested persons” as defined in the 1940 Act of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Existing Agreement will be amended by the Hurdle Amendment upon the effective date of the Hurdle Amendment.

Our Board unanimously recommends a vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” Proposal 3 unless otherwise instructed.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders must be received by the Company on or before October 18, 2012. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Finance Corp., 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary.

Stockholder proposals or director nominations to be presented at the 2013 Annual Meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the Company’s 2013 Annual Meeting of Stockholders, the Company must receive such proposals and nominations no later than November 17, 2012. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2013 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters may properly be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that you may be represented at the Annual Meeting.

Annual Reports

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, which includes financial statements, is being furnished with this proxy statement.

Appendix A – Hurdle Amendment

(b)	The Incentive Fee shall consist of two parts, as follows:

(i)	The first part shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding fiscal quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement with FSC, Inc., and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding fiscal quarter, shall be compared to a “hurdle rate” of ~~2~~1.75% per quarter (~~8~~7% annualized), subject to a “catch-up” provision measured as of the end of each fiscal quarter. The Company’s net investment income used to calculate this part of the incentive fee is also included in the amount of the Company’s gross assets used to calculate the 2% base management fee. The operation of the incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•

No incentive fee is payable to the Adviser in any fiscal quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of ~~2~~1.75% (the “preferred return” or “hurdle”).

•

100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to ~~2.5~~2.1875% in any fiscal quarter (~~10~~8.75% annualized) is payable to the Adviser. The Company refers to this portion of the Company’s Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to ~~2.5~~2.1875%) as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds ~~2.5~~2.1875% in any fiscal quarter; and

•

20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds ~~2.5~~2.1875% in any fiscal quarter (~~10~~8.75% annualized) is payable to the Adviser once the hurdle is reached and the catch-up is achieved, (20% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser).

(ii)	The second part of the incentive fee shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), commencing on September 30, 2008 and shall equal 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

FIFTH STREET FINANCE CORP. 10 BANK STREET, 12TH FLOOR WHITE PLAINS, NY 10606

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40576-P19196                                  KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FIFTH STREET FINANCE CORP.
The Board of Directors recommends you vote FOR the following:
Vote on Directors
1.	To elect two directors of the Company to hold office until the Company’s 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	Nominees:	For	Against	Abstain
	1a. Leonard M. Tannenbaum	☐	☐	☐
	1b. Bernard D. Berman	☐	☐	☐
Vote on Proposals
The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2012.						☐	☐	☐
3.

To amend the investment advisory agreement between the Company and its investment adviser in order to change the structure of the income incentive fee payable to the investment adviser in a manner that would reduce the “hurdle rate” required for the investment adviser to earn, and be paid, the income incentive fee.

							☐	☐	☐
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
For address changes/comments, mark here. (see reverse for instruction)				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

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M40577-P19196

FIFTH STREET FINANCE CORP.

Annual Meeting of Stockholders - APRIL 4, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard D. Berman and Alexander C. Frank, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the 2012 Annual Meeting of Stockholders of Fifth Street Finance Corp., a Delaware Corporation (the “Company”), to be held at 10 Bank Street, 12th Floor, White Plains, New York 10606, on April 4, 2012, at 10:00 a.m., local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the 2012 Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE TWO NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ______________________________________________________________________ ________________________________________________________________________________________________
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side